Exhibit (15.1)

May 6, 2011

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 5, 2011 on our review of interim financial information of Ecolab Inc. (the “Company”) for the three-month periods ended March 31, 2011 and 2010 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011 is incorporated by reference in its Registration Statement on Form S-8 dated May 6, 2011.

Yours very truly,

/s/PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota